Exhibit 99.906 CERT

Certification Under Section 906

Of the Sarbanes-Oxley Act Of 2002

Richard Joseph, President and Chief Executive Officer (Principal Executive Officer) of Mercer Funds (the “Registrant”), certifies to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2018 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

    /S/ Richard Joseph

Richard Joseph

President and Chief Executive Officer

(Principal Executive Officer)

Mercer Funds

Date:     November 28, 2018

This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C Section 1350 and is not being filed as part of the Form N-CSR with the Commission.

Exhibit 99.906 CERT

Certification Under Section 906

Of the Sarbanes-Oxley Act Of 2002

Janice Desmond, Treasurer and Chief Financial Officer of Mercer Funds (the “Registrant”), certifies to the best of her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2018 the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

    /S/ Janice Desmond

Janice Desmond

Treasurer and Chief Financial Officer

Mercer Funds

Date:     November 28, 2018

This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C Section 1350 and is not being filed as part of the Form N-CSR with the Commission.